                                                                     Exhibit 4.7

                        FEDERAL COMMISSION OF ELECTRICITY

                                                     AGREEMENT NUM. PIF-005/2003
                                                          CONTRACT NUM. 4 (FOUR)


AMENDMENT AGREEMENT NUMBER 4 (FOUR) TO THE MIXED AGREEMENT OF FINANCED PUBLIC WORK NUMBER PIF-005/2003, FOR THE RECOGNITION AND PAYMENT OF THE INCREASE IN THE COST OF STEEL ENTERED INTO BY AND BETWEEN ON THE ONE PART COMISION FEDERAL DE ELECTRICIDAD (THE FEDERAL COMMISSION OF ELECTRICITY), REPRESENTED BY ENG. EUGENIO LARIS ALANIS, IN HIS CAPACITY AS DIRECTOR OF FINANCED INVESTMENT PROJECTS AND ON THE OTHER PART THE COMPANY CONSTRUCTORA INTERNACIONAL DE INFRAESTRUCTURA, S.A. DE C.V., REPRESENTED BY ENG. LUIS HORCASITAS MANJARREZ, IN HIS CAPACITY AS LEGAL REPRESENTATIVE, HEREINAFTER REFERRED TO AS THE "COMMISSION" AND THE "CONTRACTOR", RESPECTIVELY, ACCORDING TO THE FOLLOWING RECITALS AND CLAUSES:

                                    RECITALS

I. The PARTIES represent:

I.1 That on March 26, 2003, they executed the Mixed Agreement of Financed Public Work, recorded with the number PIF - 005/2003, legal instrument that shall hereinafter be referred to as the "Agreement", awarded to the CONTRACTOR by means of the International Public Bidding Process, established by Articles 27, paragraph I, 28 and 30, paragraph II, 32, 33 and 45 of the Law of Public Works and Services Related to the Same, which purpose consists of: the execution of the Civil Works, Electromechanical Works and Associated Works, supply, engineering, manufacturing, transportation, installation, testing and start up of two equipped turbo-generating Units, of 375 MW of nominal power each, for the fall and expense of specified design and that is detailed in
         Section 8 of the Bidding Rules, Works that all together are named Hydroelectric Project El Cajon, and which principal structures are located in the Municipalities of La Yesca and Santa Maria del Oro, in the State of Nayarit of Mexico.

         The Works which consist of the Lump-sum Price Activities are described in detail in Exhibits OE-3, OE-4 and OE-5 of Section 4 of the Bidding Rules and are to be
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                        FEDERAL COMMISSION OF ELECTRICITY

                                                     AGREEMENT NUM. PIF-005/2003
                                                          CONTRACT NUM. 4 (FOUR)


         conducted under the modality of lump-sum, because the portion of the Works that correspond to the Lump-sum Activities are depicted in detail in Exhibit OE - 5A of Section 4 of the Bidding Rules and shall be executed under the base of lump-sum.

I.2 That on July 04, 2003, the PARTIES executed the Amendment Agreement Number 1 to the Agreement (hereinafter "Amendment Agreement Number 1").

I.3 That the Price of the Agreement that the COMMISSION agreed to pay to the CONTRACTOR, agreed in Clause 9.1, was agreed to as total payment for the execution of the Works that correspond to the Lump-Sum Activities, the lump-sum price of US $ 682,517,584.80 Dollars (Six Hundred and Eighty Two Million Five Hundred and Seventeen Thousand Five Hundred and Eighty Four Dollars 80/100 Currency of the United States), and for the Unit Price Activities, the price of US $ 65,773,072.59 Dollars (Sixty Five Million Seven Hundred and Seventy Three Thousand Seventy Two Dollars 59/100 Currency of the United States) plus the corresponding value added tax.

         According to that established in the Third Clause of the Amendment Agreement Number 1 the COMMISSION and the CONTRACTOR agreed to increase the amount of the Unit Price Activities of the Agreement in the amount of US $ 5,801,271.26 Dollars (Five Million Eight Hundred and One Thousand Two Hundred and Seventy One Dollars 26/100 Currency of the United States) plus the Value Added tax, which represented an increase of 8.82 % (eight point eighty two per cent) relative to that originally contracted, thus remaining an accumulated aggregate amount of the Agreement based in unit prices of US $ 71,574,343.85 Dollars (Seventy One Million Five Hundred and Seventy Four Thousand Three Hundred and Forty Three Dollars 85/100 Currency of the United States) plus the corresponding value added tax, in accordance with the budget of Additional Works.

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                        FEDERAL COMMISSION OF ELECTRICITY

                                                     AGREEMENT NUM. PIF-005/2003
                                                          CONTRACT NUM. 4 (FOUR)


I.4 That on September 10, 2003, the PARTIES executed the Amendment Agreement Number 2 to the Agreement (hereinafter the "Amendment Agreement Number 2") in accordance with that established in Articles 59 of the Law of Public Works and Services Related to the Same, and 69 and 79 of its Regulations, in order to: (i) under the Sixth Clause of the Amendment Agreement Number 1, modify the original Execution Schedule due to the new date for the commencement of the Works that is April 24, 2003; (ii) agree to the disarrangement of the Critical Events Dates 1.1, 1.2, 1.3 and 1.4 established in Exhibit Number 3 of the Agreement, derived from the modifications to the contractual conditions that have ruled up to this date according to Clause 13.1 of the Agreement; (iii) recognize and pay, if applicable, under the modality of unit prices the Additional Costs related to the modifications of the original Execution Schedule, as a consequence of the late delivery and under different conditions to those established in the Bidding Rules and in the Agreement, of the portals of the deviation tunnels and the access road to the Site, for causes not imputable to the CONTRACTOR and adjust the Lump-sum Activities because of the modification to the length of the deviation tunnels and the reduction of the volume of the cofferdam in the upstream waters; (iv) approval in the event the COMMISSION decides their completion, of the payment of the Associated Additional Costs that derive from the Additional Works of Deviation under the modality of unitary prices for the building of the deviation tunnels and the pre-deviation tunnels by the left or right margins; (v) ratify in accordance with the Seventh Clause of the Amendment Agreement Number 1 that the Critical Event 1.4 of Exhibit 3 of the Agreement ceased to be a Punishable Critical Event.

         In accordance with that established in the Sixth Clause of the Amendment Agreement Number 2 the COMMISSION and the CONTRACTOR agreed to increase the original amount of the Lump-sum Activities of the Agreement, due to the Additional Works of Deviation hereinafter described, subject to the condition that the COMMISSION decides their execution:

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                        FEDERAL COMMISSION OF ELECTRICITY

                                                     AGREEMENT NUM. PIF-005/2003
                                                          CONTRACT NUM. 4 (FOUR)


         - The increase of resources and extension of the crossing tunnel equals the amount of US $ 1,810,899.51 Dollars (One Million Eight Hundred and Ten Thousand Eight Hundred and Ninety Nine Dollars 51/100 Currency of the United States; plus VAT;

         - Pre-deviation by the left bank equals the amount of US $ 2,969,437.75 Dollars (Two Million Nine Hundred and Sixty Nine Thousand Four Hundred and Thirty Seven Dollars 75/100 Currency of the United States) plus VAT;

         - In the event the COMMISSION decides not to execute the pre-deviation by the left bank, this shall pay for the "emportalamiento" of said tunnel the amount of $ 338,578.50 Dollars (Three Hundred and Thirty Eight Thousand Five Hundred and Seventy Eight Dollars 50/100 Currency of the United States) plus VAT;

         - Pre-deviation by the right bank equals the amount of US $ 3,533,182.44 Dollars (Three Million Five Hundred and Thirty Three Thousand One Hundred and Eighty Two Dollars 44/100 Currency of the United States), plus VAT;

         - In the event the COMMISSION decides not to execute the pre-deviation by the right bank, the COMMISSION shall pay for the construction of the access road, the ramp and "emportalamiento" of said tunnel the amount of US $ 1,662,411.00 Dollars (One Million Six Hundred and Sixty Two Thousand Four Hundred and Eleven Dollars 00/100 Currency of the United States) plus VAT.

I.5 That on September 30, 2004, the PARTIES subscribed the Amendment Agreement Number 3 to the Agreement (hereinafter referred to as "Amendment Agreement Number 3") according to that established by Articles 59 of the Law of Public Works and Services Related to the Same, and 69 and 79 of its Regulations, in order to: (i) Modify the Execution Schedule of the Amendment Agreement Number 2, according to that established in the Third Clause and in the last paragraph of the Fourth Clause of the same Amendment Agreement Number 2, as well as that contained in Recitals I.6 and II of this Agreement and upon analyzing the actual geological conditions found at the deviation tunnel No. 1 in the intersection with the crossing tunnel the

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                        FEDERAL COMMISSION OF ELECTRICITY

                                                     AGREEMENT NUM. PIF-005/2003
                                                          CONTRACT NUM. 4 (FOUR)


         activities conducted for the execution of the pre-deviation by the right bank and the effect on the construction of the baseboard (plinth) in the river bed, because of Calypso's default, the parties agree to a new Execution Schedule of the Works that is attached to the Amendment Agreement Number 3 as Exhibit 5. (ii) Recognize the real amount of the Associated Additional Costs that derived from the execution of Additional Works of Deviation, ordered by the commission under the modality of unitary prices, for the execution of the deviation tunnels and the pre-deviation tunnel by the right bank, as well as the works ordered by the commission, for the potential pre-deviation by the left bank. (iii) Cancel the amounts of the Additional Deviation Works indicated in Clause Sixth of the amendment Agreement number 2, which was not necessary to build. (iv) Recognize and pay, if applicable, under the modality of unitary prices, the affectations in time and cost for the recovering of the program derived from that indicated in Recital I.6 and the Recitals of item II of this Agreement. (v) Define the new Dates of Critical Events 1.3, 1.5, 1.6, 1.12 and 1.13, established in Exhibit Number 3 of the Agreement, derived from the modifications to the contractual conditions that prevailed to this date, according to Clauses 13.3 and 27.3 second paragraph of the Agreement and that are attached to Amendment Agreement Number 3 as
         Exhibit 4, replacing that indicated in Exhibit 3 of the Agreement. (iv) Precise the average daily yields that the CONTRACTOR, in accordance with the Execution Schedule, shall execute for each of the materials that form the rock-fill dam in each of the phases of its construction process, to comply with the Critical Event 1.9 related to the "final closure of the deviation tunnels to start the filling of the reservoir", which date is July 1st., 2006, that are attached to Amendment Agreement Number 3 Exhibit 6.

         According to that provided for in the Third Clause of the Amendment Agreement Number 3 the PARTIES agree and acknowledge to increase the original amount of the portion of the unitary prices of the agreement for the Associated Additional Works that derived from the execution of the following Additional Deviation Works ordered by the COMMISSION and that were effectively executed:

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                        FEDERAL COMMISSION OF ELECTRICITY

                                                     AGREEMENT NUM. PIF-005/2003
                                                          CONTRACT NUM. 4 (FOUR)


         (i) Extension of the crossing tunnel from the connection of tunnel 1 to tunnel 2 (sic) the amount of this Additional work equals the amount of US$ 261,145.08 (Two Hundred and Sixty One Thousand One Hundred and Forty Five Dollars 08/100 Currency of the United States) plus VAT.

         (ii) The execution of the pre-deviation by the right bank, the amount of this Additional Deviation Work equals the amount of $ 1,457,047.88 US (One Million Four Hundred and Fifty Seven Thousand Forty Seven Dollars 88/100 Currency of the United States) plus VAT.

         In accordance with the above, an increase is presented with respect to the original amount of the Price of the Agreement in the portion related to the Catalog of Unitary Prices, in the amount of $ 1,718,192.96 Dollars (One Million Seven Hundred and Eighteen Thousand One Hundred and Ninety Two Dollars 96/100 Currency of the United States), which represents a 2.61 % (two point sixty one per cent) of increase with respect to the original amount of the Price of the Agreement in the portion related to Unitary Prices and a 11.43 % (eleven point forty three per cent) accumulated with respect to the original amount of the Price of the Agreement in the portion related to Unitary Prices, as a result the total amount of the portion regarding the Unitary Prices of the Agreement, in the amount of US $ 73,292,536.81 Dollars (Seventy Three Million Two Hundred and Ninety Two Thousand Five Hundred and Thirty Six Dollars 81/100 Currency of the United States) plus VAT.

I.6 That Clause 11 "Adjustment of Costs" of the Agreement provides as follows:

         The COMMISSION and the CONTRACTOR acknowledge that the portion of the works covered by the Agreement under the modality of payment of unitary prices,

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                        FEDERAL COMMISSION OF ELECTRICITY

                                                     AGREEMENT NUM. PIF-005/2003
                                                          CONTRACT NUM. 4 (FOUR)


         this is, the Activities at Unitary Prices, shall not be subject to the adjustment of costs established in the Law of Public Works and Services Related to the Same and its Regulations because the quotation for such works derives from the basic elements of cost valued in Dollars, and therefore the CONTRACTOR expressly waives the right to adjustment of costs to the price of the aforementioned works. Said works shall only be subject to adjustment of costs in accordance with the guidelines issued, if applicable, by the Ministry of the Comptrollership and Administrative Development, in accordance with that established in
         Article 59 of the Law of Public Works and Services Related to the Same.

         The COMMISSION and the CONTRACTOR acknowledge that portion of the works covered by the Agreement under the modality of lump-sum price, this is the Lump-sum Activities, shall only be subject to costs adjustments in accordance with the guidelines issued, if such is the case, by the Ministry of the Comptroller and Administrative Development, in accordance with that established in Article 59 of the Law of Public Works and Services Related to the Same.

I.7 Article 59 of the Law of Public Works and Services Related to the same provides in its third, fourth, fifth and sixth paragraph, as follows:

         The lump-sum agreements or the portion of the mixed ones of this kind shall not be modified in their amount or term, nor shall they be subject to any adjustment of costs.

         However, in the event that following the awarding of a lump-sum agreement or the portion of the mixed ones of this kind, economic circumstances of general nature may arise without the responsibility of the parties and therefore they could not have been subject matter of consideration in the tender that served as basis for the awarding of the correspondent agreement; such as, among others: fluctuations in the exchange rate or changes in the national or international prices that result in the direct increase or reduction in the costs of the raw materials necessary for the

                        FEDERAL COMMISSION OF ELECTRICITY

                                                     AGREEMENT NUM. PIF-005/2003
                                                          CONTRACT NUM. 4 (FOUR)


         works not yet executed in accordance with the originally agreed schedule; the agencies and entities shall recognize the increases or request reductions.

         The provisions of the above paragraph shall be governed by the guidelines issued by the Comptrollership; same that shall consider, among other matters, the mechanisms available to the PARTIES to face these situations.

         Once the potential modifications to the corresponding agreement are determined, the timely execution of the agreements shall be the responsibility of the corresponding agency or entity.

I.8 On May 21, 2004, the Ministry of Public Office published in the Official Gazette of the Federation, the Order that provides the guidelines to conduct the review and adjustment of the price of Steel in the agreements and orders formalized under the Public Works Laws and Services Related to the Same, and the Acquisitions, Leases and Services of the Public Sector and its Regulations (hereinafter the "Guidelines"), same that became effective on the day following its publication and for a term of six months as of the date in which they became effective, to be applicable only for purposes of recognizing the change in the price of Steel in the relevant participation that corresponds to this concept regarding the total amount of the agreement. The adjustments shall be calculated as of the month of November 2003 regarding works not yet executed, according to the current Execution Schedule or, in the event of delay not attributable to the CONTRACTOR, with respect to the agreed upon schedule.

         For purposes of the Guidelines it is understood by "Steel" the different presentations of the aforementioned metal, among others, slabs, rolled-shape, extrusive angles, corrugated bar, rustles, etc.

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                        FEDERAL COMMISSION OF ELECTRICITY

                                                     AGREEMENT NUM. PIF-005/2003
                                                          CONTRACT NUM. 4 (FOUR)


         Said Order in its first three paragraphs of the portion of the considerations establishes that as of December 2003 the price of the Steel in its several presentations has been increasing constantly and unforeseeable in the market ranging such increases from 20 % to 50 %. That such event has had an impact on the public works agreements under completion in which the raw material of Steel and its different presentations represents at least 10 % of the total amount of related operations and contracts not being this a limitation because in accordance with official communication UNAOPSPF/309/BM/1460/2004 said 10 % is only enunciatively in the consideration, thus the entrepreneurial chambers, suppliers and contractors, as well as the governmental agencies and Entities involved in the problematic filed a petition to the Ministry of Public Office stressing the need of establishing the correspondent guidelines and normative mechanisms to face this situation in order to prevent cancellations of projects, rescissions or early termination of the corresponding transactions and agreements.

I.9 The Ministry of Public Office (SFP), by means of Official Communication Number UNAOPSPF/309/BM/0769/2004, dated July 26, 2004, answered the doubts set out by the CONTRACTOR, by means of its communication dated July 5, 2004, derived from the interpretation and application of the Guidelines.

I.10 On August 9, 2004, the CONTRACTOR notified the COMMISSION its request for review and adjustment of the price of Steel, to which it attaches the valid and unquestionable documentation that identifies the relative participation of Steel regarding the total amount of the Agreement, the objective elements that were considered for its determination, as well as the identification of the executed portion of the Works as of November 2003, in accordance with that established in provision Eleventh, paragraph 1) of the Guidelines.

I.11 The Ministry of the Public Office, by means of official communication Number UNAOPSPF/309/BM/0884/2004 dated September 7, 2004, responded to the new

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                        FEDERAL COMMISSION OF ELECTRICITY

                                                     AGREEMENT NUM. PIF-005/2003
                                                          CONTRACT NUM. 4 (FOUR)


         doubts filed by the CONTRACTOR, by official communication dated September 1, 2004, which also have an influence in the application and interpretation of the Guidelines.

1.12 The Ministry of the Public Office, by means of official communication number UNAOPSPF/309/BM/1460 dated December 13, 2004, responded to the consultation filed by the COMMISSION, by means of official communications numbers DPIF/510/2004 and BGD Number 364/2004 dated October 25, 2004 and December 7, 2004, respectively, arising out of the interpretation and application of the Guidelines.

I.13 That they (sic) recognize that the Agreement, as it refers to the price of Steel is within the assumptions mentioned in item First of the guidelines in paragraphs: b) Mixed Agreements in the portion related to lump-sum; c) Unitary Prices Agreements formalized in foreign currency. These shall include the Mixed Agreements when the portion of unitary
         (sic) has been agreed upon in foreign currency and this includes Steel.

I.14 The Agreement and this Agreement are regulated by the Law of Public Works and Services Related to the same, its Regulations and other federal laws that result applicable, in accordance with Clauses 11 and
         31.1 of the Agreement.

I.15 That as of the submission of the petition of the CONTRACTOR, the PARTIES have met to review and conciliate, as possible, the documentation presented and the CONTRACTOR, where applicable, has completed the information requested by the COMMISSION.

I.16 That in the Third Memorandum of Clarifications to the Agreement, in the second paragraphs of item "SOLE" it reads:

                        FEDERAL COMMISSION OF ELECTRICITY

                                                     AGREEMENT NUM. PIF-005/2003
                                                          CONTRACT NUM. 4 (FOUR)


         "With reference to the first paragraph of Clause 9.3 of the Agreement ("Variations in the Works, Additional Works") the PARTIES clarify that the increase amount of the Price of the Agreement that is established in one or more amendment agreements that result from the application of the Guidelines and from the request for the adjustment of the price of the Steel, shall be computed as additional work for purposes of the maximum amount of increases to the price to which item 10 of the First Memorandum of Clarifications refers to.

         The PARTIES also clarify that such one or more amendment agreements, shall expressly establish the percentage that represents the agreed upon Price increase of the Agreement and that, only for purposes of that provided for in item 10 of the First Memorandum of Clarifications, such increase shall be allocated to the Price of the Agreement in the portion related to Unitary Prices".

I.17 The PARTIES declare that for this Agreement for the portion of the Agreement at unitary prices the amount of the Steel was determined in accordance with the procedure established in the eleventh guideline, paragraph II, subparagraph B) of the Guidelines, determining the participation of Steel considering within the price of Steel the direct and indirect costs, financing, profit and additional charges, in the percentages indicated in Exhibit 12 of the Agreement. For the portion of the Agreement at lump-sum the amount of participation of Steel was determined in accordance with the procedure established in item eleventh of the guidelines, paragraph II, subparagraph A), considering only the value of the Steel at direct cost of the raw material plus the financing cost, and deflation element "i" considering the one of the date of delivery of the work.

I.18 That on February 9 of the current year, the CONTRACTOR filed a writ of "complaint" before the Unit for Acquisition Standards, Public Works, Services, and Federal Patrimony of the Ministry of the Public Office, in order to initiate the administrative procedure of conciliation provided for in articles 89, 90 and 91 of the

                        FEDERAL COMMISSION OF ELECTRICITY

                                                     AGREEMENT NUM. PIF-005/2003
                                                          CONTRACT NUM. 4 (FOUR)


         Law of Public Works and Services Related to the Same, by being in disagreement with the criteria that have been applied to this date in order not to recognize the adjustments in the costs of Steel in the portion related to lump-sum that is determined from the sale price of the Agreement, that is to say, including direct cost, indirect cost, financing, profit and additional charges, as well as the application of deflactor "i" that may correspond on the date of adjustment.

II.      The COMMISSION declared that:

II.1 It agrees and acknowledges the right of the CONTRACTOR to adjust the price of Steel in the Agreement, due to the increases the same was subject to, both in the portion related to the lump-sum activities, as well as in the portion related to unitary prices activities, following the procedure that is outlined in the Guidelines determining the need to modify the Agreement, and therefore the execution of the Amendment Agreement (hereinafter referred to as the "Amendment Agreement") based on the following:

II.2 It has determined the need to recognize the payment to the CONTRACTOR due to the increase in the price of the Steel, since the Ministry of the Public Office issued the Order that establishes the guidelines to carry out the review to and adjustment of the price of Steel in the agreements and orders executed under the laws of Public Works and Services Related to the Same, and the Acquisitions, Leases and Services of the Public Sector and its Regulations, as a consequence of the increase in the price of the Steel, and that have affected in a direct manner the cost of the Works executed and that shall continue to have an impact on the Works pending to be executed.

II.3 Its legal representative has sufficient powers and authority to bind the COMMISSION in terms of this Amendment Agreement, being the same evidenced according to that provided for in Recital I.F of the Agreement.

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                        FEDERAL COMMISSION OF ELECTRICITY

                                                     AGREEMENT NUM. PIF-005/2003
                                                          CONTRACT NUM. 4 (FOUR)


II.4 It also justifies the execution of this Amendment Agreement, in addition to the reasons exposed in the preceding recitals, based on the technical opinion that is attached to this Amendment Agreement as Exhibit 1

III.  The CONTRACTOR declares that:

III.1 Its representative has sufficient powers and authority to bind the CONTRACTOR under the terms of this Amendment Agreement, as it appears in public deed number 158,595 granted before Mister Jesus Castro Figueroa, Notary Public Number 38 of the Federal District, dated September 6, 2003, recorded with the Public Registry of Commerce of the Federal District under commercial folio number 299,934 on February 26, 2003, same powers that to this date have not been modified, restricted or revoked in any manner whatsoever.

III.2 The amount of adjustment of the price of Steel of the lump-sum agreement, should be determined as of the sale price of the Agreement, this is, including direct cost, indirect cost, financing, profit and additional charges, as well as to apply the deflactor "i" of the adjustment date, inasmuch as the recognition of the COMMISSION according to official communication number UNAOPSPF/309/BM/1460/2004, dated December 13, 2004, the adjustment of the costs because of the increase of the price of Steel in this agreement in the lump-sum portion is as of the cost plus the financing and considering deflactor "i" which corresponds to the date of delivery of the works, and therefore the CONTRACTOR will make use of all the legal instances available to it in order to obtain the total recognition of the concepts that were not subject to recognition and payment of this Amendment Agreement.

Therefore, the PARTIES agree to the execution of this Amendment Agreement for the recognition and payment, by attributing its cost to the portion of the price of the agreement

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                        FEDERAL COMMISSION OF ELECTRICITY

                                                     AGREEMENT NUM. PIF-005/2003
                                                          CONTRACT NUM. 4 (FOUR)


at unitary prices, the increase in the cost of Steel, determined for the portion of lump-sum as of the direct cost of steel and its financing, and in the portion corresponding to the unitary prices as of the direct cost, plus the indirect cost, financing, profit and additional charges, abiding to such effects to the procedures established in the Guidelines published in the Official Gazette of the Federation on May 21, 2004, as well as in the clarifications that have as well an effect in the application or interpretation of the guidelines issued by the Ministry of the Public Office, by means of official communications numbers UNAOPSPF/309/BM/0769/2004 dated July 26, 2004, Number UNAOPSPF/309/BM/0884/2004 dated December 13, 2004 and the written request that for such purposes was filed by the CONTRACTOR and that was conciliated as much as possible with the COMMISSION.

Furthermore, the PARTIES agree to the execution of this Amendment Agreement in accordance with that provided for in articles 59 of the Law of Public Works and Services Related to the Same, 69 and 79 of its Regulations and other legal standards and provisions that are applicable and in the Guidelines and particularly item fifteenth that establishes that in all applicable cases the respective amendment agreement to the agreements mentioned in the first item of the guidelines of the Order, shall be executed in writing, the same (parties) grant and undertake the following

                                     CLAUSES

FIRST.- Based upon that established in the Recitals of this Amendment Agreement, the PARTIES agree to modify, assigning its cost to the portion of the price of the agreement at unitary prices the amount of the Price of the Agreement by the application of the Guidelines to effect the review and adjustment of the price of Steel in the Agreement, both for the Lump-Sum Activities as for the Unitary Prices Activities, resulting in an amount equal to $ 43,061,607.78 Dollars (Forty Three Million Sixty One Thousand Six Hundred and Seven Dollars 78/100 Currency of the United States of America) plus the Value Added Tax hereinafter VAT, in accordance with the documents that are detailed in Exhibit 2 of

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                        FEDERAL COMMISSION OF ELECTRICITY

                                                     AGREEMENT NUM. PIF-005/2003
                                                          CONTRACT NUM. 4 (FOUR)


this Amendment Agreement. Inasmuch as such amount is added as additional work according to the Third Memorandum of Clarifications to the Agreement, the total amount of the portion at Unitary Prices of the Agreement equals consequently the amount of $116,354,144.59 Dollars (One Hundred and Sixteen Million, Three Hundred and Fifty Four Thousand, One Hundred and Forty Four Dollars 59/100 Currency of the United States of America) plus VAT which represents a 65.47% (sixty five point forty seven per cent) of increase with respect to the original amount of the Price of the Agreement in the portion related to Unitary Prices and an increase of 76.90% (Seventy Six point Ninety per cent) accumulated with respect to the original amount of the Price of the Contract in the portion related to Unitary Prices, which represents an increase to the total amount of the Agreement, of $50,581,072.00 Dollars (Fifty Million Five Hundred and Eighty One Thousand and Seventy Two Dollars 00/100 Currency of the United States of America) plus VAT, equivalent to 6.76%.

SECOND.- According to Exhibit 6 of this Amendment Agreement, the amount disbursed from December 1, 2003 to March 31, 2005 is equal to $23,269,611.95 Dollars (Twenty Three Million Two Hundred and Sixty Nine Thousand Six Hundred and Eleven Dollars 95/100 Currency of the United States of America) plus VAT, and the amount pending to execute from April 1st., 2005 to August, 2007 is $19,791,995.83 Dollars (Nineteen Million Seven Hundred and Ninety One Thousand Nine Hundred and Ninety Five Dollars 83/100 Currency of the United States of America) plus VAT, said amounts are integrated as follows:

From December 1st. 2003 to March 31st. 2005

Lump-sum Civil Work and Related           $  7,324,470.74 US Dollars, plus VAT.

Lump-sum Electromechanical Work           $ 10,310,979.95 US Dollars, plus VAT.

Unitary Price Civil Work and Related      $  5,382,526.41 US Dollars, plus VAT.

Therefore, from April 1st. 2005 to August, 2007.

                        FEDERAL COMMISSION OF ELECTRICITY

                                                     AGREEMENT NUM. PIF-005/2003
                                                          CONTRACT NUM. 4 (FOUR)


Lump-sum Civil Work and Related           $ 12,697,580.10 US Dollars, plus VAT.

Lump-sum Electromechanical Work           $  5,801,373.74 US Dollars, plus VAT.

Unitary Price Civil Work and Related      $    812,571.16 US Dollars, plus VAT.

The PARTIES agree that the amounts corresponding to the recognition of the increase in the cost of Steel, both in the Lump-sum Activities as well as in the Unitary Prices they shall abide to that established in Clauses 1.1 "Definitions", "Date of Payment of the Agreement" and 6.6 corresponding to "Payment of Price of the Agreement or of the Value of Termination"

THIRD.- The preparation and review of the adjustment research of the price of the Steel and the determination of the amounts mentioned in the FIRST Clause, was made in accordance with that established in the Guidelines issued by the Ministry of the Public Office, published at the Official Gazette of the Federation on May 21, 2004 and in its clarifying official communications UNAOPSPF/309/BM/0769/2004 dated July 26, 2004, Number UNAOPSPF/309/BM/0884/2004 dated September 7, 2004 (sic) AOPSPF/309/BM/1460/2004 dated December 13, 2004.

The amount established in the First Clause of this Agreement was determined for the value of the work pending of execution as of December, 2003, applying the prices index published monthly by the Bank of Mexico corresponding to the period of November 2003 to November 2004, as established by the ELEVENTH Guideline, section II, paragraph A), item 3.

The PARTIES agree that the Execution Schedule that was taken as grounds for the determination of the amount for the increase of the price of Steel corresponds to the Amendment Agreement Number 3.

                        FEDERAL COMMISSION OF ELECTRICITY

                                                     AGREEMENT NUM. PIF-005/2003
                                                          CONTRACT NUM. 4 (FOUR)


FOURTH.- The PARTIES agree to leave out as a pending matter to be discussed and included in a future Agreement, if applicable, the amount of adjustment in the price of Steel of the portion of the agreement at lump-sum, that is determined as of the price of sale of the Agreement, this is, including direct and indirect cost, financing, profit and additional charges, (that) in opinion of the CONTRACTOR shall be taken into consideration in order to determine the amount of adjustment of the costs of Steel, considering that mentioned in the Guidelines and the aforementioned clarifying official communications that were not subject of recognition and payment of this Amendment Agreement, as well as to apply deflactor "i" that corresponds to the date of adjustment, inasmuch as the recognition of the COMMISSION to the adjustment of costs due to the increase in the price of Steel in this Amendment Agreement in the portion of lump-sum is as of the direct cost without the cost of transportation mentioned in Exhibit OE -4 plus financing and considering deflactor "i" as the one corresponding to the delivery date of the work. Therefore, the CONTRACTOR sets out and the COMMISSION agrees that the execution of this Amendment Agreement does not imply nor it may be interpreted as a waiver to exercise its rights before the corresponding legal instances in order to obtain the above mentioned full recognition, regarding the concepts that were not subject to the adjustment of costs in this Amendment Agreement.

For this purposes, and in order to conciliate its disputes with the COMMISSION, the CONTRACTOR filed for the conciliatory administrative procedure as mentioned in Recital I.18 of the Chapter of Recitals of this Amendment Agreement.

FIFTH. - The increase to the amount of the Agreement mentioned in the FIRST Clause of the Amendment Agreement does not include the eventual adjustments to the price of Steel of the Electromechanical Equipment in Exhibit 5 of this Amendment Agreement, of which there is no developed design as to this date. The corresponding evaluation of the adjustment of the price of Steel in these equipments shall be made at the moment when these designs are available under the Guidelines issued by the Ministry of the Public Office published in the Official Gazette of the Federation on May 21, 2004, its clarifying official

                        FEDERAL COMMISSION OF ELECTRICITY

                                                     AGREEMENT NUM. PIF-005/2003
                                                          CONTRACT NUM. 4 (FOUR)


communications and the resolution that may be reached on the matters currently at issue mentioned in the FOURTH Clause of this Amendment Agreement.

Once the information and resolutions pending to conduct the pending evaluation mentioned hereunder and in the FOURTH Clause is available, the PARTIES agree to confront them within a term not to exceed 60 days following its delivery by the CONTRACTOR, who shall include them in the Monthly Advance Report of the month following the one in which such conciliation is made.

SIXTH. - The PARTIES recognize that this Amendment Agreement do not include the additional and extraordinary works related to the Unitary Prices Activities and that to obtain the adjustment of the price of Steel that may correspond to them, the resulting updating factor obtained for the portion of Unitary Prices and included in Exhibit 7 shall be applied to them according to their term of execution. For such purposes it is agreed that the adjustments referred to in this Clause shall be made according to the procedures and criteria contained in this document and the Guidelines issued for such purpose by the S.F.P. and the later clarifications.

SEVENTH. - The amount mentioned in the FIRST Clause shall have the treatment referred to in the Third Memorandum of Clarifications to the Agreement, in the second paragraph of its "SOLE" item:

"With reference to the first paragraph of Clause 9.3 of the Agreement ("Variations in the Works, Additional Works"), the PARTIES hereby clarify that the amount of increase in the Price of the Agreement that is established in one or more amendment agreements that may result from the application of the Guidelines and from the request of adjustment of the price of Steel, shall be computed as additional work for purposes of the maximum amount of increases to the price to which reference is made in item 10 of the First Memorandum of Clarifications.

                        FEDERAL COMMISSION OF ELECTRICITY

                                                     AGREEMENT NUM. PIF-005/2003
                                                          CONTRACT NUM. 4 (FOUR)


The PARTIES also clarify that said amendment agreement or agreements, shall expressly mention the percentage that represents the increase to the Price of the Agreement agreed upon and that, only for the effects provided for in item 10 of the First Memorandum of Clarifications, such increase shall be attributed to the Price of the Agreement in the portion related to Unitary Prices".

EIGHT. - The monthly advances of the amount of the increase to the price of Steel covered by this Amendment Agreement that may correspond to the works executed and to be executed in accordance with the current Execution Schedule, shall have the same recognition treatment and form of payment as those established in the Agreement for the Lump-sum and the Unitary Prices Activities, according to Clauses 9.2, 10.1 and 13.4. The COMMISSION shall recognize them in an independent manner according to Exhibit 14 of the Agreement and the First, Second and Third Memorandum of Clarifications to the Agreement, that is to say, as if it was an event of recognition of advances in the construction contained in the economic form OE - 11B.

The Monthly Advances Report to which Clause 13.4 of the Agreement refers to and item 4 of the First Memorandum of Clarifications due to the adjustment of the costs of Steel, may be made on a monthly basis through advance reports submitted every two weeks in an independent manner to the Monthly Advances Report in the construction, and according to the result of the calculation of Exhibit 2.

NINTH. - The PARTIES agree that the amount of the Compliance Guarantee granted by the CONTRACTOR for an amount equivalent to ten percent (10%) of the amount of the authorized investment for the third fiscal year, is sufficient to guarantee the due, proper and absolute fulfillment by the CONTRACTOR of all its obligations derived from the Agreement and this Amendment Agreement for the current fiscal year.

TENTH. - Attached to this Amendment Agreement as exhibit 8 the documentation identified as follows:

                        FEDERAL COMMISSION OF ELECTRICITY

                                                     AGREEMENT NUM. PIF-005/2003
                                                          CONTRACT NUM. 4 (FOUR)


1. Resolution that establishes the guidelines to conduct the review and adjustment of the price of Steel, published by the Ministry of the Public Office in the Official Gazette of the Federation on May 21, 2004

2. Official communication of the Ministry of the Public Office Number UNAOPSPF/309/BM/0769/2004 dated July 26, 2004

3. Official communication of the Ministry of the Public Office Number UNAOPSPF/309/BM/0884/2004 dated September 7, 2004

4. Official communication of the Ministry of the Public Office Number AOPSPF/309/BM/1460/2004 dated December 13, 2004

5. Indexes of Banco de Mexico (Mexico's Central Bank) for the considered Steels

6. Exchange rate Peso / Dollar issued by the Banco de Mexico

7. Homologation conciliated for the adjustment of costs

8. Exhibit OT - 7, General Schedule of the Project, of the portion of lump-sum of the Electromechanical Work of the Agreement 3 (three)

9. Exhibit OT - 14A, calendarized Schedule for the use of the most significant materials and equipment of permanent installation of the Agreement 3 (three)

10. Exhibit OT - 11A, Schedule of monthly amounts for the portion of Unitary Prices of the concepts of Civil Works of the Agreement 3 (three)

11. Calendarized Schedule of disbursements of the portion at Unitary Prices of the monthly usage of the materials and equipments of permanent installation of the Agreement 3 (three)

12. Weight and Valuation of Steel of the electromechanical equipment included in the Agreement 4

13. Official communication of the Ministry of the Public Office Number AOPSPF/309/BM/0799/2004 dated August 9, 2004

14. Writ of complaint before the Standards Unit of Acquisitions, Public Works, Services, and Federal Patrimony of the Ministry of the Public Office, in order to initiate the administrative procedure of conciliation provided for in articles 89, 90 and 91 of the Law of Public Works and Services Related to the Same

                        FEDERAL COMMISSION OF ELECTRICITY

                                                     AGREEMENT NUM. PIF-005/2003
                                                          CONTRACT NUM. 4 (FOUR)


ELEVENTH. - The execution of this Agreement does not represent a waiver to the rights available to the CONTRACTOR, derived from the execution of the works in the terms established in the Bidding Rules, in the Agreement, in the First, Second and Third Memorandum of Clarifications, in the Amendment Agreements numbers 1, 2 and 3 and the increase of the price of Steel nor of any other situation prior to the execution of this Amendment Agreement.

TWELFTH. - The PARTIES agree that according to that mentioned in Clause 24.1.c of the Agreement it shall be reviewed by means of the actualization of the research of risks made on the account and on behalf of the CONTRACTOR, and if applicable, it shall modify the minimum Liability limits agreed to by the CONTRACTOR AS required under Clause 24.1 c, of the Agreement.

THIRTEENTH. - The PARTIES agree that, except for that expressly provided for in this Amendment Agreement, the rest of the Clauses that are made a part of the Agreement and its Amendment Agreements are mandatory, and they shall rule in full force and effect.

The terms used with capital letters in this document shall have the same meaning as the one given to them in Clause 1.1 of the Agreement and in the First, Second and Third Amendment Agreements, the Resolution and its clarification official communications issued by the Ministry of the Public Office, except as otherwise expressly specified in this Amendment Agreement.

IN WITNESS OF THE ABOVE, the PARTIES execute and grant, through their legally authorized representatives, this Amendment Agreement, in six counterparts equally valid, in Mexico City, Federal District, on March 31st., 2005.


      By the "COMMISSION"                       By the "CONTRACTOR"

                        FEDERAL COMMISSION OF ELECTRICITY

                                                     AGREEMENT NUM. PIF-005/2003
                                                          CONTRACT NUM. 4 (FOUR)


-----------------------------------         ------------------------------------
MR. EUGENIO LARIS ALANIS                    MR. LUIS HORCASITAS MANJARREZ
MANAGER OF PROJECTS OF                               LEGAL REPRESENTATIVE
FINANCES INVESTMENTS



EXHIBITS:

1.    Technical report

2. Calculation of the review and adjustment of the price of Steel in the Civil Works, Related Works and Electromechanical Works.

3. Exhibit OE - 11, Program of monthly amounts for the portion of lump-sum for Mechanical, Electric, Civil Works and Related Works Concepts of Agreement 3 (three)

4. Exhibit OE - 13, Calendarized Schedule of expenses of the portion of Lump-Sum of monthly use of the materials and equipment of permanent installation of the Agreement 3 (three)

5. List of electromechanical equipment pending to be evaluated in its content of Steel

6. Monthly amount derived from the adjustment of the price of Steel according to the Execution Schedule

7.    Factors of Adjustment of Costs obtained according to the Guidelines

8.    Documentation related to the Adjustment of costs.